Exhibit 10.29


              FIFTH AMENDED AND RESTATED MASTER LINE OF CREDIT NOTE


     THIS FIFTH AMENDED AND RESTATED MASTER LINE OF CREDIT NOTE (this "Agreement") is entered into as of this 30th day of June, 2000, by COMARCO, INC., a corporation organized under the laws of the State of California (the "Borrower") in favor of BANK OF AMERICA, N.A. (formerly NATIONSBANK, N.A.), a national banking association, its successors and assigns (the "Lender").

                                    RECITALS

     A. The Lender made a secured revolving loan (the "Master Line of Credit") to the Borrower in the original maximum principal amount of Eight Million Dollars ($8,000,000), which Master Line of Credit was originally evidenced by that certain Master Line of Credit Note (the "Original Master Line of Credit Note") dated September 26, 1994 from the Borrower to the Lender in the maximum principal amount of Eight Million Dollars ($8,000,000), as amended and restated in its entirety pursuant to the provisions of that certain Amended and Restated Master Line of Credit Note dated October 31, 1995 from the Borrower in favor of the Lender in the maximum principal amount of Eight Million Dollars ($8,000,000) (the "First Replacement Master Line of Credit Note"), as further amended and restated in its entirety pursuant to the provisions of that certain Second Amended and Restated Master Line of Credit Note dated August 30, 1996 from the Borrower in favor of the Lender in the maximum principal amount of Eight Million Dollars ($8,000,000) (the "Second Replacement Master Line of Credit Note"), which Second Replacement Master Line of Credit Note was further amended and restated in its entirety pursuant to the provisions of that certain Third Amended and Restated Master Line of

Credit Note date August 15, 1997 from the Borrower in favor of the Lender in the maximum principal amount of Eight Million Dollars ($8,000,000) (the "Third Replacement Master Line of Credit Note"), and which Third Amended and Restated Master Line of Credit Note was increased and further amended and restated in its entirety pursuant to the provisions of that certain Fourth Amended and Restated Master Line of Credit Note dated August 21, 1998 from the Borrower in favor of the Lender in the maximum principal amount of Ten Million Dollars ($10,000,000) (the "Fourth Replacement Master Line of Credit Note").

     B. The Master Line of Credit is governed by the provisions of that certain Loan Agreement of even date with the Original Master Line of Credit Note by and among the Borrower, the Guarantors named therein and the Lender (the "Original Loan Agreement"). The Original Loan Agreement was amended by that certain (i) First Amendment to Loan Agreement dated September 26, 1995 by and among the Borrower, the Guarantors named therein and the Lender, (ii) Second Amendment to Loan Agreement dated August 30, 1996, by and among the Borrower, the Guarantors named therein and the Lender, (iii) Third Amendment to Loan Agreement dated August 15, 1997 by and among the Borrower, the Guarantors named therein and the Lender, (iv) Fourth Amendment to Loan Agreement dated August 21, 1998 by and among the Borrower, the Guarantors named therein and the Lender, and (iv) Fifth Amendment to Loan Agreement dated October 30, 1998 by and among the Borrower, the Guarantors named therein and the Lender (the Original Loan Agreement as amended from time to time is hereafter called the "Loan Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.


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


     C. The Borrower has requested that the Lender extend the maturity date of the Master Line of Credit one (1) year and the Lender has agreed to on the condition, among others, that the Borrower execute and deliver this Agreement.

     NOW,  THEREFORE,  in  consideration  of the  premises  and  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the Lender and the Borrower covenant and agree as follows:

     1. The Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all respects and that the same are incorporated herein and made a part hereof by reference.

     2. The Master Line of Credit Note. The Fourth Replacement Master Line of Credit Note is hereby amended and restated in its entirety as follows:

                           MASTER LINE OF CREDIT NOTE

     $10,000,000                                                McLean, Virginia

     FOR VALUE RECEIVED, COMARCO, INC., a corporation organized under the laws of the State of California (the "Borrower") promises to pay to the order of BANK OF AMERICA, N.A. (formerly NATIONSBANK, N.A.) a national banking association, its successors and assigns (the "Lender"), the principal sum of TEN MILLION DOLLARS ($10,000,000) (the "Principal Sum"), or so much thereof as has been or may be advanced or readvanced to or for the account of the Borrower, together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

     1. Interest. The Borrower may select, from one of the following rate options, an interest rate which will be applicable to the entire amount outstanding under the Loan: (a) Bank of America Prime Rate (the "Prime Rate Option"), (b) Adjusted LIBOR as determined by Bank of America and adjusted for reserves, deposit insurance assessments and other regulatory costs, plus 1.5% (the "Adjusted LIBOR Option), or (c) Fixed LIBOR, as determined by Bank of America and adjusted for reserves, deposit insurance assessments and other regulatory costs, plus 1.50% (the "Fixed LIBOR Option"). For purposes hereof, the "Prime Rate" means the fluctuating prime rate of interest established and declared by the Lender from time to time. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Lender to its borrowers. For purposes hereof, the "Floating LIBOR Rate" shall mean a fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day as adjusted from time to time in Lender's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.


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


If for any reason such rate is not available, the term "LIBOR Rate" shall mean the fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Lender's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates. "Telerate Page 3750" means the British Bankers Association Libor Rates (determined as of 11:00 a.m. London time) that are published by Dow Jones Telerate, Inc.

Interest based on the Prime Rate Option is a floating rate and will change on and as of the date of a change in the NationsBank Prime Rate. Interest based on the Adjusted LIBOR Option is a per annum rate (based on a year of 360 days and actual days elapsed) for each day equal to the thirty (30) day adjusted LIBOR (expressed as a percentage) for thirty-day dollar deposits as quoted by the Lender for 11:00 a.m. (London time) and will change on and as of the date of a change in the 30 day LIBOR. Interest based on the Fixed LIBOR Option will be fixed for periods of 30, 60, 90 or 180 days, as selected by Borrower (each a "LIBOR Interest Period").

Election by the Borrower of a Fixed LIBOR Option as herein provided shall be made in writing delivered to the Lender not less than three (3) Banking Days on which the LIBOR is to be effective and the period for which the LIBOR shall be applicable and the expiration of which may not be later than the "Maturity Date". The Borrower may not revoke any such election without the Lender's written consent. Upon the expiration of an applicable Fixed LIBOR Funding Period, unless notice of LIBOR election from the Borrower, the rate of interest applicable to any Fixed LIBOR Funding Segment (after the expiration thereof) shall automatically convert at the end of the applicable Fixed LIBOR Funding Period, to the Adjusted LIBOR.

So long as no event of default or any act, event or condition which, with notice or the passage of time or both, would constitute an event of default under any Loan Document has occurred and is continuing, the Borrower shall have the right to elect that specified amounts advanced under this Note, bear interest for specified periods (each being herein referred to as a "LIBOR Rate Funding Period"), at the LIBOR Rate, plus one and one half percent (1.50%). Election by the Borrower of a LIBOR Rate interest rate as herein provided shall be made in a writing delivered to the Lender not less than three (3) Banking Days prior to the date of on which the LIBOR Rate is to begin, and shall specify (1) the Banking Day on which the LIBOR Rate is to be effective and the period for which the LIBOR Rate shall be applicable (which shall be only 30, 60, 90 or 180 days and the expiration of which may not be later than the "Maturity Date"); and (2) the principal amount of this Note which shall bear interest at the Adjusted LIBOR Rate (each being herein referred to as a "LIBOR Rate Funding Segment"). The Borrower may not revoke any such election without the Lender's written consent. Upon the expiration of an applicable LIBOR Rate Funding Period, unless notice of LIBOR Rate election from the Borrower, the rate of interest applicable to any LIBOR Rate Funding Segment (after the expiration thereof) shall automatically convert at the end of the applicable LIBOR Rate Funding Period, to the Prime Rate.

For purposes hereof, the "LIBOR Rate" shall mean the per annum rate of interest, as determined by the Lender in its sole discretion, at which deposits in United States Dollars in an amount approximately equal to the amount for which the rate is to be fixed and with maturities comparable to the interest period selected by the Borrower, to be the averages of rates per annum for 11:00 a.m. (London, time), two (2) Banking Days prior to the first day of such LIBOR Rate Funding Period for delivery on the first such day of such LIBOR Rate Funding Period, in amounts comparable to the applicable LIBOR Rate Funding Segment, as adjusted for Federal Reserve Board reserve requirements and similar assessments, if any, imposed upon the Lender.


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


     All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

          2. Payments and Maturity. The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

               (a) Except as otherwise provided in this Note, this Note shall be payable in successive monthly installments of accrued and unpaid interest only, on the last day of each month commencing July 31, 2000, and on the last day of each month thereafter to maturity;

               (b) Unless sooner paid, the unpaid Principal Sum, together with all accrued and unpaid interest thereon shall be due and payable in full on June 30, 2001.

               The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Loan Agreement will not affect the continuing validity of this Note or the Loan Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

          3. Default Interest. Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at a rate two percent (3%) per annum in excess of the then Prime rate or rates of interest hereunder until such Event of Default is cured.

          4. Late Charges. If the Borrower shall fail to make any payment under the terms of this Note within five (5) days after the date such payment is due, the Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of such payment.

          5. Application and Place of Payments. All payments hereunder shall be applied first to the payment of any late charges and costs of collections then due hereunder, second to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum. Notwithstanding the foregoing, accrued and unpaid interest on amounts outstanding hereunder bearing interest on a LIBOR Rate basis shall be due and payable on the last day of the applicable LIBOR Rate Funding Period (as herein defined) and if such LIBOR Rate Funding Period is longer than ninety (90) days, on the ninetieth (90th) day of each LIBOR Rate Funding Period. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds on or before 11:00 a.m. (Washington, D.C. time) at its principal office in McLean, Virginia or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower.

          6. Prepayment. The Borrower may prepay amounts accruing interest based on the Prime Rate, in whole or in part, at any time without notice to the Lender without premium or penalty. No prepayment of any other amounts outstanding hereunder shall be permitted without the prior written consent of the Lender.

          7. Loan Agreement and Other Loan Documents. This Note is the "Master Line of Credit Note" described in a Loan Agreement dated as of September 26, 1994 by and among the Borrower and Comarco Wireless Technologies, Inc., International Business Services, Inc., Decisions and Designs, Inc., LCTI, Inc. (the "Original Guarantors") and the Lender, as amended by (i) that certain First Amendment to Loan Agreement dated September 26, 1995, by and among the Borrower, the Original Guarantors and the Lender, (ii) that certain Second Amendment to Loan Agreement dated August 30, 1996, by and
     among  the  Borrower,  the  Original  Guarantors,   Manufacturing

     Training Technology, Center, Inc. ("MTTCI"), Comarco Staffing, Inc. (formerly known as CoSource Solutions, Inc.) ("CSI") and the Lender, (iii) that certain Third Amendment to Loan Agreement dated as of August 15, 1997 by and among the Borrower, the Original Guarantors, MTTCI, CSI, Comarco Systems, Inc., Comarco Wireless International, Inc. and the Lender, (iv) that certain Fourth Amendment to Loan Agreement dated August 21, 1998 by and among the Borrower, the Original Guarantors, MTTCI, CSI, Comarco Systems, Inc., Comarco Wireless International, Inc. and the Lender, (v) that certain Fifth Amendment to Loan Agreement dated October __, 1998 by and among the Borrower, the Guarantors and the Lender, and (vi) that certain Sixth Amendment to Loan Agreement of even date herewith by and among the Borrower, certain of the Guarantors and the Lender (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Loan Agreement"). The indebtedness evidenced by this
     Note is included within the meaning of the term "Obligations" as defined in the Security Agreement. This Note amends and restates in its entirety that certain Fourth Amended and Restated Master Line of Credit Note dated August 21, 1998 in the maximum principal amount of Ten Million Dollars ($10,000,000) from the Borrower in favor of the Lender. The term "Loan Documents" as used in this Note shall mean collectively this Note, any Acquisition Term Note, the Loan Agreement and any other instrument, agreement, or document previously, simultaneously, or hereafter executed and delivered by the Borrower, the Guarantors and/or any other person, singularly or jointly with any other person, evidencing, securing, guaranteeing, or in connection with the Principal Sum, this Note and/or the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

          8. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

               (a) The failure of the Borrower to pay to the Lender  within five
          (5) days of when due any and all amounts payable by the Borrower to the Lender under the terms of this Note; or

               (b) The occurrence of an event of default (as defined therein) under the terms and conditions of any of the other Loan Documents, including, but not limited to the Loan Agreement.

          9. Remedies. Upon the occurrence of an Event of Default, at the option of the Lender, all amounts payable by the Borrower to the Lender under the terms of this Note shall immediately become due and payable by the Borrower to the Lender without notice to the Borrower, or any other person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. The Borrower, the Guarantors and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, and any guarantors and endorsers.

          10. Expenses. The Borrower promises to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses and all court costs.


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


          11. Notices. Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

          12.  Miscellaneous.  Each  right,  power,  and remedy of the Lender as provided for in this Note or any of the other Loan Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Loan Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

          13. Partial Invalidity. In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

          14. Captions. The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

          15. Applicable Law. The Borrower acknowledges and agrees that this Note shall be governed by the laws of the Commonwealth of Virginia, even though for the convenience and at the request of the Borrower, this Note may be executed elsewhere.

          16. Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any of the other Loan Documents , including any claim based on or arising from any alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the rules of practice and procedure for the arbitration of commercial disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.) and the "special rules" set forth below. In the event of any inconsistency, the special rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

               (a) Special Rules. The arbitration shall be conducted in the city of the Borrower's domicile at time of this Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All


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


          arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

               (b) Reservation of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note or (ii) be a waiver by the Lender of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (iii) limit the right of the Lender (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. Lender may exercise such self help rights, foreclosure upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.


     3. Governing Law, Etc. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia and shall be deemed to be an instrument under seal pursuant to said law. The headings used in this Agreement are for the convenience of the parties and shall not be used to interpret or construe the provisions hereof.

     4. Not A Novation. It is expressly understood and agreed that the indebtedness evidenced by the Fourth Replacement Master Line of Credit Note has not been extinguished or discharged hereby. The Borrower and the Lender agree that the execution of this Agreement is not intended and shall not cause or result in a novation with regard to the Fourth Replacement Master Line of Credit Note. WITNESS the signature and seal of the Borrower by its duly authorized officer as of the day and year first above written.


WITNESS/ATTEST:                         COMARCO, INC.


_________________________               By:  _____________________________(SEAL)
                                             Name:
                                             Title:

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